Exhibit 10.30

EXECUTION COPY

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Amendment to the Amended and Restated Loan and Security Agreement referred to below (this “Amendment”), dated as of June 11,2009, is among TELX – NEW YORK 111 8TH, LLC, a Delaware limited liability company, TELX – NEW YORK, LLC, a Delaware limited liability company, TELX - NEW YORK MANAGEMENT, LLC, a Delaware limited liability company, and TELX – NEW YORK HOLDINGS, LLC, a Delaware limited liability company (each, a “Borrower,” and collectively, the “Borrowers”), the Obligors party to the Amended and Restated Loan Agreement, the financial institutions party to the Amended and Restated Loan Agreement from time to time as lenders (collectively, “Lenders”), CIT LENDING SERVICES CORPORATION, as agent for the Lenders (“Agent”) and ROYAL BANK OF CANADA as syndication agent (“Syndication Agent”, together with the Borrowers, the Lenders and the Agent, the “Parties”).

WHEREAS, the Borrowers, the Agent, the Syndication Agent and the Lenders are parties to that certain Amended and Restated Loan and Security Agreement dated as of March 31, 2009, (the “Amended and Restated Loan Agreement”), pursuant to which the Lenders have agreed to make credit extensions and other financial accommodations to the Borrowers;

WHEREAS, pursuant to Section 2.3 of the Amended and Restated Loan and Security, the Borrowers have requested an increase of the Term Loan in an aggregate total amount of $5,000,000;

WHEREAS, the Parties desire to extend the period of time, pursuant to Section 2.3 of the Amended and Restated Loan Agreement, that the Agent has to seek to arrange for the increase of the Term Loan in the amount of $5,000,000; and

WHEREAS, the Parties have agreed to amend the Amended and Restated Loan and Security Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual promises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

1. Definitions; Construction. Except as otherwise expressly provided herein, capitalized terns used herein shall have the meanings given to them in the Amended and Restated Loan Agreement. The rules of interpretation set forth in Sections 1.4 and 1.5 of the Amended and Restated Loan Agreement shall apply to this Amendment.

2. Amendment. Each of the Parties hereby agree to amend the Amended and Restated Loan Agreement by:

(a) deleting the words “ninety (90) days” and inserting in their place the words “one hundred and fifty (150) days” in the penultimate sentence of Section 2.3(b) .

(b) inserting the following new clause as Section 10.1.16 after Section 10.1.15 :

“10.1.16 Customer Agreements. Cause each Customer Agreement entered into by any Borrower from and after the Closing Date to be assignable to the Agent on behalf of the Lenders as Collateral to secure the payment and performance of all Obligations, without further notice to or consent by the applicable customer. The Borrowers shall promptly cause to be provided to the Agent a copy of each Customer Agreement which is a Material Contract entered into by any Borrower on or after the Original Closing Date”.

3. Limitation of Amendment. Without limiting the generality of the provisions of Section 14.1 of the Amended and Restated Loan Agreement, the amendments set forth above shall be limited precisely as written, in the manner and to the extent described above and nothing in this Amendment shall be deemed to constitute a waiver or amendment of any other provision of the Amended and Restated Loan Agreement, any other Loan Document or any other instrument or agreement referred to therein, or constitute a consent to any other transaction, except as specifically provided herein. In the event of any inconsistency between the Loan Documents and this Amendment, this Amendment shall prevail.

4. Documents Otherwise Unchanged. Except as expressly set forth herein, the terms, provisions and conditions of the Amended and Restated Loan Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

5. Conditions Precedent. This Amendment shall become effective as of the date above written, when the Agent shall have received, in accordance with Section 9 hereof, duly executed originals of this Amendment from each of the Parties hereto.

6. Reference to and Effect on the Loan Agreement.

(a)	Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Amended and Restated Loan Agreement to “this Loan Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Amended and Restated Loan Agreement as amended hereby, and each reference to the Amended and Restated Loan Agreement in any other document, instrument or agreement shall mean and be a reference to the Amended and Restated Loan Agreement as amended hereby.

(b)

Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	2

any provision of the Amended and Restated Loan Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE OTHER REMAINING TERMS OF THE AMENDED AND RESTATED LOAN AGREEMENT AND BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

8. Paragraph Headings. The paragraph headings contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement among the parties thereto.

9. Counterparts. This Amendment may be executed in counterparts, and by different parties on separate counterparts, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same instrument. This Amendment may be executed and delivered by facsimile or other electronic method of transmission acceptable to Agent, and they shall have the same force and effect as manually signed originals.

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	3

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

AGENT AND LENDERS:

CIT LENDING SERVICES CORPORATION as Agent and a Lender

By:	/s/ Anthony Holland
Name:	Anthony Holland
Title:	Vice President

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ROYAL BANK OF CANADA

as Syndication Agent and a Lender

By:	/s/ D.W. Scott Johnson
Name:	D.W. Scott Johnson
Title:	Authorized Signatory

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BORROWERS:

TELX – NEW YORK, LLC as Borrower

By:	/s/ J. Todd Raymond
Name:	J. Todd Raymond
Title:	President

TELX – NEW YORK 111 8TH, LLC as Borrower

By:	/s/ J. Todd Raymond
Name:	J. Todd Raymond
Title:	President

TELX – NEW YORK MANAGEMENT, LLC as Borrower

By:	/s/ J. Todd Raymond
Name:	J. Todd Raymond
Title:	President

TELX – NEW YORK HOLDINGS, LLC as Borrower

By:	/s/ J. Todd Raymond
Name:	J. Todd Raymond
Title:	President

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